UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 4, 2007

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, NY 14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 4, 2007, the size of the Board of Directors of Constellation Brands, Inc. (“Constellation” or the “Company”), was expanded to eight (8) members, and on that date Peter H. Soderberg was elected to serve as a member of the Board of Directors, filling the additional Board seat. Also on that date he was appointed as a member of the Human Resources Committee of the Board of Directors.

Mr. Soderberg is President and Chief Executive Officer of Hillenbrand Industries, Inc., a public holding company for two major operating businesses providing products serving the health care and funeral services industries: Hill-Rom Company and Batesville Casket Company. He has served in this capacity since March 2006. Mr. Soderberg previously served from January 2000 to March 2006 as President and Chief Executive Officer of Welch Allyn, Inc., a privately held global technology and manufacturing company. Before that, he was Group Vice President and Chief Operating Officer of Welch Allyn’s medical products business. Prior to joining Welch Allyn in 1993, Mr. Soderberg was employed by Johnson & Johnson at which he served in a variety of operations, marketing and management positions, primarily related to consumer products.

The Board considers Mr. Soderberg to be an independent director under applicable New York Stock Exchange requirements. As a non-management member of the Board, Mr. Soderberg will receive the same standard compensation paid to other non-management directors for service on the Board and its committees, which compensation has been disclosed previously in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2006 filed by the Company with the United States Securities and Exchange Commission on October 10, 2006. However, as Mr. Soderberg is being elected outside the annual meeting timeframe, the amount of his annual retainer, annual option grant and restricted stock award has been prorated from the date of his election to the scheduled date of the Company’s next annual meeting of stockholders. Specifically, on April 4, 2007, Mr. Soderberg (i) became entitled to a prorated annual retainer in the amount of $20,000; (ii) was granted an option to purchase 1,120 shares of the Company’s Class A Common Stock at an exercise price of $20.82 per share and an exercise period of October 4, 2007 through April 4, 2017; and (iii) received an award of 640 restricted shares of the Company’s Class A Common Stock. Subject to applicable provisions in the award document, the restricted stock will vest on April 4, 2008. On April 4, 2007, which was the date of the option grant and the restricted stock award, the closing price of the Company’s Class A Common Stock was $20.82 per share.

There are no arrangements or understandings between Mr. Soderberg and any other person pursuant to which he was selected either as a director or as a member of the Human Resources Committee, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Soderberg that are required to be disclosed by Item 404(a) of Regulation S-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 9, 2007, Constellation Brands, Inc. (the “Company”) issued a news release announcing the election of Peter H. Soderberg as a member of the Company’s Board of Directors.  A copy of the news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to the Company’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference. The information in this Current Report on Form 8-K, including the news release attached as Exhibit 99.1, is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release of the Company dated April 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Date: April 9, 2007	By:	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated April 9, 2007.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.